Quest For Value Funds

236(Oppenheimer Quest Opportunity Value Fund)

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the
fiscal year in which the income or net realized gain was recorded by the Fund.   Accordingly,
the following amounts have been reclassified for October 29, 2010. Net assets of the Fund were unaffected by the reclassifications.

                                 Reduction                                               Reduction
                                                                       to Accumulated                                      to Accumulated
                        Increase to                 Net Investment                                  Net Realized Gain
                           Paid-in Capital                                    Loss                                      on Investments4
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    $2,495,067                          $9,775,149                                               $12,270,216

251(Oppenheimer Small & Midcap Value Fund)

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for October 29, 2010. Net assets of the Fund were unaffected by the reclassifications.

           Reduction                             Reduction
                 to Accumulated                                   to Accumulated
                                           Reduction to               Net Investment                                         Net Realized
                                      Paid-in Capital                                  Loss                           Loss on Investments
------------------------------------------------------------------------------------------------------------
           $7,105,860                             $6,948,901                                                $156,959

257 (Oppenheimer Global Allocation Fund)

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for October 29, 2010. Net assets of the Fund were unaffected by the reclassifications.

                                          Reduction
         Reduction to         to Accumulated Net
                                                                                 Accumulated Net                   Realized Loss
                                                                              Investment Income                 on Investments
-----------------------------------------------------------------------
$1,185,246 $1,185,246